                                                                EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 7th day of September, 1995, by and between HUGOTON ENERGY CORPORATION, a Kansas corporation (hereinafter referred to as the "Company") and JAY W. DECKER (hereinafter referred to as "Employee").

         WITNESSETH:

         WHEREAS, the Company is engaged in the oil and gas business;

         WHEREAS, the Company desires to employ Employee as Executive Vice-President of the Company and Employee desires to be employed by the Company in that capacity; and

         WHEREAS, the Company and Employee desire to set forth in writing the terms and conditions of their agreements and understandings;

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. Term of Employment The Company shall employ Employee in the capacity set forth herein for a term of three (3) years commencing on September 8, 1995, and ending on September 7, 1998 (the "Employment Period"), unless sooner terminated as hereinafter provided on the terms and subject to the conditions set forth in this Agreement

         2.      Responsibilities of Employee.


                 (a) In employment by the Company, Employee shall undertake and assume the responsibility of performing for and on behalf of the Company any and all duties as determined from time to time by the Chief Executive Officer of the Company and shall report only to the Chief Executive Officer.

                 (b) Employee agrees to devote eighty percent (80%) of his time and effort to his duties as an employee of the Company. Employee may devote his other time to other business and financial interests, provided that such other activities do not interfere with the performance of Employee's responsibility as Executive Vice-President and are not in violation of paragraph 6 hereof.

         3. Compensation. As compensation for the services to be rendered by Employee for the Company under this Agreement, Employee shall be entitled to the following:

                 (a) The Company shall pay Employee during the period in which Employee is employed by the Company an annual salary of not less than One Hundred Sixty Thousand Dollars ($160.000.00), payable periodically for such periods as may be established by the Company for payment of its employees under its normal payroll practices. Such salary shall be adjusted annually to take into consideration fluctuations in the Consumer Price Index. The term "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers (1982 to 1984 = 100) released by the United States Department of Labor. Bureau of Labor Statistics, relating to consumer prices for all items in the city of Wichita, Kansas..

                 (b) Employee may receive a bonus and fringe benefits each year in amounts to be determined by the Company's Board of Directors (the "Board"). Such bonus may, in the discretion of the Board, be based, in part, upon the Company meeting certain financial goals, which goals may be agreed upon by the Board and Employee.

                 (c) On September 8, 1995, the Company shall grant Employee the option to purchase 125,000 shares of stock of the Company at a purchase price of $8.25 per share ("Option 1"). Option I shall vest as follows: the option to purchase twenty-five percent (25%) of such shares shall vest immediately on the date of grant. the option to purchase twenty-five percent (25%) of such shares shall vest twelve (12) months after the date of grant, the option to purchase twenty-five percent (25%) of such shares shall vest twenty-four (24) months after the date of grant and twenty-five percent (25%) of such shares shall vest thirty-six (36) months after the date of grant; provided however, such vesting shall only occur if Employee is still employed by the Company.

                 (d) In addition, if Employee is still employed by Company on September 8, 1996:

                          (i) the Company shall grant Employee the option to purchase an additional I 125,000 shares of stock of the Company at a price equal to the fair market value of such shares on the date of the grant ("Option 2"). Option 2 shall vest as follows: the option to purchase twenty-five percent (25%) of such shares shall vest immediately on the date of grant, the option to purchase twenty-five percent (25%) of such shares shall vest twelve (12) months after the date of grant, the option to purchase twenty-five percent (25%) of such shares shall vest twenty- four
                          (24) months after the date of grant and twenty-five percent (25%) of such shares shall vest thirty-six
                          (36) months after the date of grant, provided. however. such vesting shall only occur if Employee is still employed by the Company.

                           (ii) Employee shall be entitled to receive a bonus from the Company equal to the difference between the fair market value on the date of grant of the shares covered by Option 2 and $1,031-250.00 ($8.25 times 125,000 shares).

         4. Expenses. Employee shall be reimbursed for all reasonable business expenses incurred by him in connection with or incident to the performance of his duties and responsibilities hereunder upon the Employee's submission to the Company of vouchers or expense statements evidencing such expenses in such form or format as the Company may reasonably require.

         5.      Vacation and Other Benefits.

                 (a) Vacation. Employee shall be entitled to six (6) weeks of paid vacation per year during the Employment Period. In addition, Employee shall be entitled to participate in all other present and future benefit plans provided by the Company to its employees and for which Employee meets the eligibility requirements thereof

                 (b) Medical Insurance. The Company shall provide Employee and his dependents with medical insurance coverage under the Company's medical insurance plan, and such coverage shall be consistent with Employer's current medical insurance coverage offered to its executive officers.

          6. Non-Competition and Non-Disclosure- Injunctive Relief. Employee acknowledges that the services he is to render are of a special and unusual character with unique value to the Company. In view of the value to the Company of the services of Employee for which the Company has contracted hereunder, because of certain confidential information to be obtained by or disclosed to Employee, and as a inducement to the Company to enter into this Agreement and to pay to Employee the compensation stated herein, Employee covenants and agrees as follows:

                 (a) During the period in which Employee is employed by the Company and for a period of up to ninety (90) days thereafter in which Employee is not employed by the Company but is receiving any payment from the Company, Employee shall not, without the consent of the Company (which shall not be unreasonably withheld), directly or indirectly be employed by or render consulting or other services in connection with any business enterprise or person which operates a business in the oil and gas industry in those states in which the Company or its subsidiaries owns or operates properties.

                 (b) During the period in which Employee is employed by the Company, Employee shall not, directly or indirectly, in any capacity (including, without limitation, as a proprietor investor. director or officer), be financially interested in or engage in any business similar to or related to the business of the Company if such business is in competition with the Company in those states in which the Company or its subsidiaries owns or operates properties; however, it is specifically agreed between the parties that Employee may continue to be financially interested in and engage in any business similar to or related to the Company's business which he is interested in or engaged in on the date of this Agreement, including the ownership of oil and gas interests. Notwithstanding for foregoing, Employee may own up to ten percent (10%) of the equity or debt of any company or entity as a personal investment.

                 (c) During the period in which Employee is employed by the Company and thereafter. Employee will not disclose to any, third party or directly or indirectly make use of, other than in connection with the business and affairs of the Company, any knowledge or information pertaining to the Company or any of its subsidiaries, their business or personnel or policies for any reason without the prior consent of the Company's Board.

                 (d) During the Employment Period, Employee may not solicit, raid, entice or induce 1) any person, firm or corporation that is a customer of the Company to become a customer of another firm, corporation or person; or 2) any person that is employed by the Company or its subsidiaries to become employed by any, other person, firm or company.

                 (e) Employee acknowledges and agrees that the services to be rendered by him are of a special, unique and extraordinary, character and, in connection with such services, he will have access to confidential and proprietary information vital to the Company's and its subsidiaries' businesses. By reason of this, Employee consents and agrees that if he violates any of the provisions of this Section 6, the Company and its subsidiaries would sustain irreparable harm and. therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to an injunction restraining Employee from committing or continuing any such violation of this Agreement.

         7.      Termination By the Company For Cause.

         (a) The Company may terminate Employee's employment under this Agreement for Cause. The termination shall be evidenced by written notice thereof to the Employee and shall specify the Cause for termination. For purposes hereof. the term "Cause" shall mean (i) the inability of Employee. through sickness or other incapacity. to perform his duties under this Agreement for a period of six (6) months. (ii) dishonesty, theft, or conviction of a crime involving moral turpitude, in each case only if it could reasonably effect his ability to perform assigned duties for the Company or cause a material adverse effect on the Company, (iii) commission of a material act of fraud against the Company or its subsidiaries. or (iv) failure of Employee to observe or perform his material duties and obligations as an employee of

Company or a material breach of this Agreement, after thirty (30) days advance written notice of such failure which has not been cured.

         (b) If Employee's employment with the Company is terminated for Cause, Employee shall be paid his salary through the month of his termination.

         8.      Termination By the Company Without Cause

         (a) The Company may terminate Employee's employment under this Agreement without Cause. The termination shall be evidenced by written notice thereof to the Employee and shall specify that the termination was without Cause. An involuntary transfer of Employee shall be considered termination without Cause.

         (b) If Employee's employment with the Company is terminated without Cause, Employee shall be entitled to receive, within a time frame and upon a payment schedule to be mutually agreed upon by the Company and Employee (but not to exceed one (1) year), the amount of his entire salary for the remaining term of this Agreement; provided, however, the period for receiving such payment shall not exceed one (1) year or the remaining term of this Agreement, whichever is less. Notwithstanding the foregoing, if the payment referred to above is not made within thirty (30) days of Employee's termination, all unpaid amounts shall bear interest at a rate equal to the New York Prime (as published in the Wall Street Journal) on the date of such termination. In addition, he shall become immediately vested in the options described in paragraph (3) (c) and (d) if they have been previously granted.

         9. Burden and Benefit. This Agreement shall be binding upon. and shall inure to the benefit of, the Company and Employee, and their respective heirs, personal and legal representatives, successors and permitted assigns. Employees rights and obligations may not be assigned without the proper written consent of the Company.

         10. Governing Law It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Kansas.

         11. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

         12. Notice. Any notice required to be given shall be sufficient if it is in writing and sent BY certified or registered mail, return receipt requested, first-class postage prepaid to his last known residence in the case of Employee, and to its principal office in the State of Kansas in the case of the Company.

          13. Entire Agreement. This Agreement contains the entire agreement and understanding by and between the Company and Employee with respect to the employment of Employee, and no representations, promises, agreements, or understandings, written or oral, not contained herein shall be of any force or effect. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or any other time.

         14. Modification. No amendment, alteration or modification to any of the provisions of this Agreement shall be valid unless made in writing and signed by both parties.

         15. Paragraph Headings. The paragraph headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the day and year first above written.

"COMPANY"                                              "EMPLOYEE"

HUGOTON ENERGY CORPORATION

                                            /s/ JAY W. DECKER
                                            ----------------------------
                                                          JAY W. DECKER

By:     /s/ W. MARK WOMBLE
        -------------------------
NAME:   W. Mark Womble
        -------------------------
Title:  Executive Vice President
        -------------------------

ATTEST:

    /s/ [ILLEGIBLE]
---------------------------------